Exhibit 99.2

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

____

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

Monmouth Real Estate Announces Review of Strategic Alternatives

HOLMDEL, N.J., January 14, 2021 – Monmouth Real Estate Investment Corporation (NYSE:MNR) (“Monmouth” or the “Company”) today announced that its Board of Directors (the “Board”), working together with its legal and financial advisors, has unanimously decided to explore strategic alternatives to maximize stockholder value.

The Board intends to consider the full range of available alternatives including a potential sale or merger of the Company. Monmouth has retained J.P. Morgan to work collaboratively with CS Capital Advisors to assist and advise the Board in its strategic review. The Company noted that there can be no assurance that the exploration of strategic alternatives will result in any transaction.

Brian Haimm, Monmouth’s Lead Independent Director, said, “We are undertaking a comprehensive and thorough review of all available alternatives, and our Board and management are committed to taking the appropriate and necessary actions to further enhance value for Monmouth stockholders.”

The Board does not intend to disclose further developments unless and until it approves a specific action or otherwise concludes the review of strategic alternatives.

The Board, after review and consideration with the assistance of CS Capital Advisors and Venable, has also determined that the non-binding, unsolicited and conditional proposal sent on December 18, 2020, by Blackwells to acquire the Company for $18.00 per share is not in the best interest of the Company.

In light of its consideration of strategic alternatives, the Board has determined to suspend the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”), effective immediately. As a result, stockholders will receive dividends in cash effective with the dividend currently scheduled to be paid on March 15, 2021. If Monmouth reinstates the Plan in the future, stockholders that remain enrolled at reinstatement will automatically resume participation in the Plan.

Venable LLP is serving as Monmouth’s legal counsel, and CS Capital Advisors and J.P. Morgan are acting as the Company’s financial advisors.

About Monmouth Real Estate

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. The Company’s occupancy rate as of this date is 99.7%.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

Contacts:

Investors

Becky Coleridge

732-810-0907

Bruce Goldfarb / Chuck Garske /Teresa Huang

Okapi Partners

212-297-0720

info@okapipartners.com

Media

Andrew Siegel / Jim Golden

Joele Frank

212-355-4449